Exhibit 24.1

POWER OF ATTORNEY

(Re: Acquisition of Sky Financial Group, Inc.)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Thomas E. Hoaglin and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a number of authorized and unissued shares of the common stock, without par value, of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits or similar transactions affecting the common stock of the Corporation generally), in connection with the proposed merger of Sky Financial Group, Inc. into a wholly owned subsidiary of the Corporation, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of February 21, 2007.

Signature	Title	Date

/s/ Thomas E. Hoaglin	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	February 21, 2007
Thomas E. Hoaglin

/s/ Donald R. Kimble	Chief Financial Officer (Principal Financial Officer)	February 21, 2007
Donald R. Kimble

/s/ Thomas P. Reed	Controller and Senior Vice President (Principal Accounting Officer)	February 21, 2007
Thomas P. Reed

/s/ Raymond J. Biggs	Director	February 21, 2007
Raymond J. Biggs

/s/ Don M. Casto III	Director	February 21, 2007
Don M. Casto III

/s/ Michael J. Endres	Director	February 21, 2007
Michael J. Endres

/s/ John B. Gerlach, Jr.	Director	February 21, 2007
John B. Gerlach, Jr.

/s/ Karen A. Holbrook	Director	February 21, 2007
Karen A. Holbrook

/s/ David P. Lauer	Director	February 21, 2007
David P. Lauer

/s/ Wm. J. Lhota	Director	February 21, 2007
Wm. J. Lhota

/s/ Gene E. Little	Director	February 21, 2007
Gene E. Little

/s/ David L. Porteous	Director	February 21, 2007
David L. Porteous

/s/ Kathleen H. Ransier	Director	February 21, 2007
Kathleen H. Ransier